Exhibit 99.1

News release

QLT ANNOUNCES THIRD QUARTER 2012 RESULTS

Provides Guidance Update

For Immediate Release	November 7, 2012

VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. The Company today reported financial results for the third quarter ended September 30, 2012. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.

2012 THIRD QUARTER FINANCIAL RESULTS

Discontinued Operations Reporting

On September 24, 2012, the Company announced that it completed the sale of its Visudyne® business to Valeant Pharmaceuticals International, Inc. We are also seeking to sell or out-license our punctal plug drug delivery system technology. In accordance with the accounting standard for discontinued operations, the results of operations relating to both the Visudyne business and the punctal plug drug delivery system technology have been excluded from continuing operations and reported as discontinued operations for the current and prior periods.

QLT Expenses / Other Income

Research and Development (R&D) expense, which now includes only expenses from our synthetic retinoid program, was $5.6 million in the third quarter, down from $6.1 million in the third quarter of 2011.

For the third quarter, Selling, General and Administrative (SG&A) expense was $2.7 million, down from $3.7 million in 2011. The decrease from the prior year was primarily due to savings from our restructuring announced on July 9, 2012.

Investment and Other Income of $3.0 million was primarily related to a $2.8 million gain for the Fair Value Change in Contingent Consideration. This gain occurred primarily because our contingent consideration assets are recorded as the present value of future expected payments with respect to Eligard®, and therefore as each quarter elapses, even if no changes are made to the underlying Eligard® forecast, we will book a gain related to the time value of money as we move one quarter closer to realizing the full face value of the assets.

Income from Discontinued Operations, Net of Income Taxes

Income from discontinued operations, net of income taxes, was $94.1 million for the third quarter compared to a loss of $0.4 million in the third quarter of last year. The increase was driven by a pre-tax gain of $101.4 million on the divestment of the Visudyne® business during the third quarter.

Operating Loss

The operating loss for the third quarter was $19.9 million, compared to the $10.1 million operating loss in the prior-year period. The larger loss was primarily due to restructuring costs of $11.4 million recorded in continuing operations in the third quarter of 2012.

Income / (Loss) Per Share

GAAP income per share was $1.61 in the third quarter of 2012 compared to a $0.18 loss per share in the third quarter of 2011. The improvement was primarily the result of a gain related to the divestment of Visudyne, partially offset by restructuring costs in the current year quarter.

Adjusted EBITDA

Adjusted EBITDA from Continuing Operations plus Contingent Consideration earned was $2.6 million in the third quarter as follows:

(In millions of United States dollars)	Three months ended September 30, 2012
GAAP operating loss	$(19.9)
+ Stock-based compensation	0.1
+ Depreciation	0.2
+ Restructuring	11.4
+ Contingent Consideration earned	10.8

Adjusted EBITDA from Continuing Operations plus Contingent Consideration earned	$2.6

Adjusted EBITDA from Continuing Operations plus Contingent Consideration earned is a non-GAAP financial measure that has no standardized meaning under GAAP and therefore may not be comparable to similar measures presented by other companies. We believe that this non-GAAP financial measure may be useful to investors to analyze the results of our business. We use this non-GAAP measure internally to evaluate our financial results. Certain items are excluded from non-GAAP financial measures because we consider such items to be outside of our core operating results or because they represent non-cash expenses or gains.

Cash and Cash Equivalents

The Company’s consolidated cash balance at September 30, 2012 consisted of $308.2 million of cash and cash equivalents and $7.5 million of restricted cash, up from the $205.6 million balance at the end of 2011. The increase was largely due to the cash received from the divestment of the Visudyne business.

Guidance Update

As a result of the sale of our Visudyne business, we are no longer providing guidance on revenues and cost of sales. In addition, the results of operations relating to both the Visudyne business and the punctal plug delivery system technology have been excluded from continuing operations and reported as discontinued operations. We are now providing updated guidance only relating to continuing operations as follows:

•

We are now expecting research and development expenses for the current fiscal year to be in the range of $26 million to $29 million. Research and development expenses through nine months were $19.6 million.

•

We are now expecting selling, general and administrative expenses for the current fiscal year to be in the range of $16 million to $19 million. Selling, general and administrative expenses through nine months were $12.6 million.

•

We are now expecting adjusted EBITDA from continuing operations plus contingent consideration earned for the sale of QLT USA to be in the range of negative $7 million to negative $2 million for the current fiscal year. Adjusted EBITDA from continuing operations plus contingent consideration earned for the sale of QLT USA through nine months was negative $1.3 million.

•	We are now expecting capital expenditures for the current fiscal year to be $1 million to $2 million. Capital expenditures through nine months were $0.9 million.

Guidance Ranges

The key guidance ranges for the full year 2012 are as follows:

(In millions of United States dollars)
Research and development expense	$26 – $29
Selling, general and administrative expense	16 – 19
Restructuring charge (continuing and discontinued operations, combined)	15 – 19
Contingent consideration earned for the sale of QLT USA	34 – 38
Adjusted EBITDA from continuing operations plus Contingent Consideration earned for the sale of QLT USA	(7) – (2)
Income tax provision (continuing and discontinued operations, combined)	1 – 2
Capital expenditures	1 – 2

QLT Developments

QLT091001 Synthetic Retinoid Clinical Update

Our two separate retreatment studies in Leber Congenital Amaurosis (LCA) and Retinitis Pigmentosa (RP) subjects, respectively, are ongoing to provide retreatment for these subjects, as needed, in order to examine the safety, efficacy and tolerability of repeat dosing cycles of QLT091001 administered over seven days. Pre-clinical and clinical studies are also ongoing to further evaluate the safety and tolerability of QLT091001. Our clinical team, now being led by Dr. Sushanta Mallick who succeeds Suzanne Cadden, continues to further evaluate current study designs, dose ranging and safety of the drug. Our goal is now to progress development of QLT091001 towards potential pivotal trials in LCA and thereafter, RP, later in 2013. Final development decisions on a potential pivotal trial for LCA are expected to be made once data from the ongoing LCA retreatment study is evaluated and discussed with the U.S. Food and Drug Administration and the European Medicines Agency.

Return of Capital

The Board of Directors has authorized a return of $100.0 million in capital to shareholders as soon as practicable. On October 2, 2012 we commenced a normal course issuer bid to repurchase up to 3,438,683 of our common shares, being 10% of our public float as of September 26, 2012, over a 12-month period. As of November 1, 2012, total purchases under this program were 881,238 common shares at an average price of $7.72 per share, for a total cost of $6.8 million. The Board is currently evaluating a number of other options to most efficiently and effectively implement the return of capital. Relevant to the options for the return of capital being considered by the Board is the Company’s paid-up capital in respect of our common shares, which we believe is not less than CAD $9 per share as of September 30, 2012.

Jason M. Aryeh, Chairman of QLT’s Board of Directors stated, “The Board continues to evaluate the options available to most efficiently and effectively achieve at least, and possibly more than, the previously announced return of capital, including our ability to potentially return capital effectively through a reduction in paid-up capital. While our goal is to return both a significant and appropriate amount of capital to shareholders in the near term, we continue to take a diligent approach towards considering governing regulations and tax-efficiency. As a result, we may not be able to complete all or a significant portion of our return of capital process this year, and possibly not until the first half of 2013.”

Mr. Aryeh added: “Given potential options the Board is considering with regards to returning capital to shareholders, QLT is disclosing the receipt of multiple inbound indications of interest from potential strategic partners regarding our synthetic oral retinoid program. As a public company, the Board has a fiduciary responsibility to entertain such solicitations, and we will judiciously evaluate whether they may be in the best interests of our shareholders and QLT091001. The Board remains confident that QLT can independently develop this exciting orphan drug program, preserving the full potential economic interest for our owners. Thus, there is no assurance that, even if we receive formal offers, such terms would be sufficient for QLT to accept, and we have established no timetable for determining whether to pursue or complete such a transaction.”

Passive Foreign Investment Company

The Company believes that it qualified as a Passive Foreign Investment Company (PFIC) for 2008—2011, and that it may qualify as a PFIC in 2012, which could have adverse tax consequences for U.S. shareholders. Please refer to our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 for additional information.

QLT Inc.—Financial Highlights

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In accordance with United States generally accepted accounting principles)

	Three months ended September 30,		Nine months ended September 30,
(In thousands of United States dollars, except per share information)	2012	2011	2012	2011
(Unaudited)

Expenses
Research and development	$5,639	$6,113	$19,621	$16,785
Selling, general and administrative	2,669	3,693	12,648	12,592
Depreciation	238	294	927	937
Restructuring charges	11,402	—	11,402	—

	19,948	10,100	44,598	30,314

Operating loss	(19,948)	(10,100)	(44,598)	(30,314)

Investment and other income
Net foreign exchange gains (losses)	65	(298)	(84)	39
Interest income	59	146	147	534
Fair value change in contingent consideration	2,840	1,828	6,432	6,864
Other gains	21	9	102	18

	2,985	1,685	6,597	7,455

Loss from continuing operation before income taxes	(16,963)	(8,415)	(38,001)	(22,859)

Recovery of (provision for) income taxes	4,345	(261)	3,798	(719)

Loss from continuing operations	$(12,618)	$(8,676)	$(34,203)	$(23,578)

Income (loss) from discontinued operations, net of income taxes	94,078	(430)	89,082	(222)

Net income (loss)	$81,460	$(9,106)	$54,879	$(23,800)

Basic and diluted net income (loss) per common share
Continuing operations	$(0.25)	$(0.17)	$(0.69)	$(0.47)
Discontinued operations	1.86	(0.01)	1.80	(0.00)

Net income (loss) per common share	$1.61	$(0.18)	$1.11	$(0.47)

Weighted average number of common shares outstanding (thousands)
Basic	50,600	49,732	49,592	50,425
Diluted	50,600	49,732	49,592	50,425

QLT Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In accordance with United States generally accepted accounting principles)

(In thousands of United States dollars)	September 30, 2012	December 31, 2011
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$308,221	$205,597
Restricted cash	7,500	—
Accounts receivable	11,122	9,985
Current portion of contingent consideration	40,313	34,669
Income taxes receivable	588	321
Current portion of deferred income tax assets	519	1,351
Mortgage receivable	—	5,874
Assets held for sale	300	14,490
Prepaid and other	1,871	1,405

	370,434	273,692

Property, plant and equipment	2,892	3,297
Deferred income tax assets	651	1,350
Other assets	45	927
Contingent consideration	45,100	65,278

	$419,122	$344,544

LIABILITIES
Current liabilities
Accounts payable	$8,530	$6,099
Income taxes payable	—	29
Accrued liabilities	4,882	7,679
Accrued restructuring charge	2,823	—

	16,235	13,807

Uncertain tax position liabilities	1,868	1,732

	18,103	15,539

SHAREHOLDERS’ EQUITY
Common shares	473,771	458,118
Additional paid-in capital	297,485	296,003
Accumulated deficit	(473,206)	(528,085)
Accumulated other comprehensive income	102,969	102,969

	401,019	329,005

	$419,122	$344,544

As at September 30, 2012, there were 51,332,281 issued and outstanding common shares and 3,513,012 outstanding stock options.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG

Eligard® is a registered trademark of Sanofi S.A.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements concerning our QLT091001 synthetic retinoid clinical development program, including statements related to goals and timing to progress development of our synthetic retinoid program into pivotal trials; statements concerning our ability to independently develop the synthetic retinoid program; statements concerning possible transactions related to the synthetic retinoid program; statements related to our regulatory pathway and guidance (including our expectations about our 2012 research and development expenses, selling, general and administrative expenses, contingent consideration earned for the sale of QLT USA, adjusted EBITDA from continuing operations plus contingent consideration and capital expenditures); statements concerning our PFIC status and paid-up capital on our common shares; our ability to meet our operational and financial objectives; statements concerning the return of capital and potential divestment of the punctal plug drug delivery system program (PPDS); and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that sales of Visudyne® or Eligard® may be less than expected thereby impacting our contingent consideration; risks and uncertainties related to the timing and our ability to divest the PPDS program on terms favorable to us or at all; risks and uncertainties concerning the impacts that QLT’s strategic initiatives will have on the market price of our securities; risks resulting from recent changes in personnel; risks and uncertainties relating to our development plans, timing and results of the clinical development and commercialization of our products and technologies; assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials (including our synthetic retinoid program) may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; risks and uncertainties associated with the safety and effectiveness of our technology; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

This press release also contains “forward looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be appropriate for other purposes.